EXHIBIT 10.1

                           Thermo Electron Corporation
                                 81 Wyman Street
                          Waltham, Massachusetts 02454


                                   May 7, 2006



Marijn E. Dekkers
Thermo Electron Corporation
81 Wyman Street
Waltham, MA  02451



Dear Marijn:

         Reference is made to the transactions contemplated by that certain Agreement and Plan of Merger by and among Thermo Electron Corporation (the "Company"), Trumpet Merger Corporation and Fisher Scientific International Inc. dated as of May 7, 2006 (the "Merger Agreement"). This letter sets forth your agreement to waive the accelerated vesting provisions that are triggered solely by a Change-in-Control (as that term is defined in the plans and agreements referenced in clauses (i), (ii) and (iii) hereof), occurring as a result of the transactions contemplated by the Merger Agreement, under: (i) the stock incentive plans of the Company and the award agreements thereunder, (ii) Section 6(d) of the Amended and Restated Employment Agreement between you and the Company, dated as of November 21, 2002 (the "Employment Agreement"), and (iii)
Section 4.1 of the Executive Retention Agreement between you and the Company, dated as of November 21, 2002 (the "Retention Agreement"), in each case, solely as such provisions relate to your stock options to acquire shares of Company common stock outstanding as of the date hereof (the "Waiver"). The Company acknowledges that in the event that the Merger (as that term is defined in the Merger Agreement) is not consummated, the Waiver shall become null and void.

         This letter does not affect any other terms or in any way waive any other rights that you may have under the Employment Agreement, the Retention Agreement or any other agreements between you and the Company or the compensation and benefit plans of the Company in which you participate, and the Waiver is limited to a Change-in-Control occurring as a result of the transactions contemplated by the Merger Agreement.

         Please sign below to indicate your acknowledgment and acceptance of the waiver set forth herein.

                                                Very truly yours,


                                                By: /s/ Seth H. Hoogasian
                                                --------------------------------
                                                Name:   Seth H. Hoogasian
                                                Title:  Vice President



Agreed to and acknowledged as of the 7th day of May, 2006:


/s/ Marijn E. Dekkers
----------------------
    Marijn E. Dekkers